                                                                  Exhibit No. 12

                                   KEYCORP
COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                          PREFERRED STOCK DIVIDENDS
                                 (Unaudited)

                                                        Three months ended Mar. 31,       Year ended December 31,
                                                        ---------------------------   --------------------------------
                                                             1994          1993             1993             1992
                                                        -------------  ------------   ---------------  ---------------
                                                                          (dollars in thousands)
Computation of Earnings:
  Net income                                               $208,638      $189,874        $  709,926       $  592,098
  Add: Provision (credit) for income taxes                  106,412        95,915           373,972          279,632
  Less: Cumulative effect of accounting change                                                                 6,613
                                                        -------------  -------------  ---------------  ---------------
     Income before income taxes                             315,050       285,789         1,083,898          865,117
  Fixed charges, excluding interest on deposits              75,120        86,956           344,585          324,365
                                                        -------------  -------------  ---------------  ---------------
     Total earnings for computation,
        excluding interest on deposits                      390,170       372,745         1,428,483        1,189,482
  Interest on deposits                                      293,517       316,919         1,233,331        1,468,974
                                                        -------------  -------------  ---------------  ---------------
     Total earnings for computation,
        including interest on deposits                     $683,687      $689,664        $2,661,814       $2,658,456
                                                        =============  =============  ===============  ===============
Computation of Fixed Charges:
  Net rental expense                                       $ 33,071      $ 32,115        $  130,361       $  130,973
                                                        =============  =============  ===============  ===============
  Portion of net rental expense deemed
      representative of interest                           $ 10,913      $ 10,598        $   43,019       $   43,221
 Interest on short-term borrowed funds                       33,621        42,932           174,664          174,059
 Interest on long-term debt                                  30,586        33,426           126,902          107,085
                                                        -------------  -------------  ---------------  ---------------
      Total fixed charges, excluding interest
         on deposits                                         75,120        86,956           344,585          324,365
 Interest on deposits                                       293,517       316,919         1,233,331        1,468,974
                                                        -------------  -------------  ---------------  ---------------
      Total fixed charges, including interest
         on deposits                                       $368,637      $403,875        $1,577,916       $1,793,339
                                                        =============  =============  ===============  ===============
Combined Fixed Charges and Preferred Stock Dividends:
  Preferred stock dividend requirement on
     a pre-tax basis                                       $  6,040      $  8,262        $   27,630       $   35,505
  Total fixed charges, excluding interest
     on deposits                                             75,120        86,956           344,585          324,365
                                                        -------------  -------------  ---------------  ---------------
     Combined fixed charges and preferred stock
       dividends, excluding interest on deposits             81,160        95,218           372,215          359,870
 Interest on deposits                                       293,517       316,919         1,233,331        1,468,974
                                                        -------------  -------------  ---------------  ---------------
     Combined fixed charges and preferred stock
       dividends, including interest on deposits           $374,677      $412,137        $1,605,546       $1,828,844
                                                        =============  =============  ===============  ===============
Ratio of Earnings to Combined Fixed Charges:

       Excluding deposit interest                                5.19x          4.29x            4.15x            3.67x
       Including deposit interest                                1.85x          1.71x            1.69x            1.48x

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock Dividends:
       Excluding deposit interest                                4.81x          3.91x            3.84x            3.31x
       Including deposit interest                                1.82x          1.67x            1.66x            1.45x

                                                                      Year ended December 31,
                                                         ---------------------------------------------------
                                                               1991             1990             1989
                                                         ---------------   ---------------   ---------------
                                                                       (dollars in thousands)
Computation of Earnings:
  Net income                                               $   313,696      $   256,098       $  286,688
  Add: Provision (credit) for income taxes                     136,684           15,173          130,800
  Less: Cumulative effect of accounting change                                    2,714
                                                         ---------------   ---------------   ---------------
     Income before income taxes                                450,380          268,557          417,488
  Fixed charges, excluding interest on deposits                422,189          472,468          567,533
                                                         ---------------   ---------------   ---------------
     Total earnings for computation,
        excluding interest on deposits                         872,569          741,025          985,021
  Interest on deposits                                       2,135,651        2,230,759        2,078,692
                                                         ---------------   ---------------   ---------------
     Total earnings for computation,                        $3,008,220       $2,971,784       $3,063,713
                                                         ===============   ===============   ===============
        including interest on deposits

Computation of Fixed Charges:
  Net rental expense                                        $ 118,855        $  107,615       $   92,498
                                                         ===============   ===============   ===============
  Portion of net rental expense deemed
      representative of interest                            $  38,450        $   35,470       $   30,454
 Interest on short-term borrowed funds                        288,220           339,876          418,408
 Interest on long-term debt                                    95,519            97,122          118,671
                                                         ---------------   ---------------   ---------------
      Total fixed charges, excluding interest
         on deposits                                          422,189           472,468          567,533
 Interest on deposits                                       2,135,651         2,230,759        2,078,692
                                                         ---------------   ---------------   ---------------
      Total fixed charges, including interest
         on deposits                                       $2,557,840        $2,703,227       $2,646,225
                                                         ===============   ===============   ===============
Combined Fixed Charges and Preferred Stock Dividends:
  Preferred stock dividend requirement on
     a pre-tax basis                                       $   23,292        $    7,484       $    7,913
  Total fixed charges, excluding interest
     on deposits                                              422,189           472,468          567,533
                                                         ---------------   ---------------   ---------------
     Combined fixed charges and preferred stock
       dividends, excluding interest on deposits              445,481           479,952          575,446
 Interest on deposits                                       2,135,651         2,230,759        2,078,692
                                                         ---------------   ---------------   ---------------
     Combined fixed charges and preferred stock
       dividends, including interest on deposits           $2,581,132        $2,710,711       $2,654,138
                                                         ===============   ===============   ===============
Ratio of Earnings to Combined Fixed Charges:

       Excluding deposit interest                                   2.07x             1.57x             1.74x
       Including deposit interest                                   1.18x             1.10x             1.16x

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock Dividends:
       Excluding deposit interest                                   1.96x             1.54x             1.71x
       Including deposit interest                                   1.17x             1.10x             1.15x
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